Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of ArcelorMittal and subsidiaries (“ArcelorMittal”), and the effectiveness of ArcelorMittal’s internal control over financial reporting dated February 20, 2009, appearing in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2008.

/s/ Deloitte S.A.

Luxembourg, Grand-Duchy of Luxembourg

October 27, 2009